Exhibit 10.1

GUARANTY AND SUPPORT AGREEMENT

This Guaranty and Support Agreement (this “Agreement”), dated as of January 3, 2017 (the “Effective Date”), is made between Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), and Total Delaware, Inc., a Delaware corporation (“Purchaser”).

RECITALS:

WHEREAS, Tellurian Investments Inc. (“Tellurian”), Magellan, and a wholly-owned subsidiary of Magellan (“Merger Sub”) are parties to that certain Merger Agreement dated as of August 2, 2016, as amended on November 23, 2016 (as further amended, restated, supplemented and/or otherwise modified from time to time, the “Magellan Merger Agreement”), pursuant to which, at the closing (the “Merger Closing”) of the transactions contemplated by the Magellan Merger Agreement, Tellurian would merge with Merger Sub and the holders of shares of Tellurian common stock would be issued shares of Magellan common stock;

WHEREAS, prior to the execution hereof, Tellurian and Purchaser have entered into that certain Common Stock Purchase Agreement attached hereto as Exhibit A (the “Tellurian Purchase Agreement”), pursuant to which Purchaser is purchasing 35,384,615 shares of common stock, par value $0.01 per share, of Tellurian (“Tellurian Common Stock”), which shares will be issued pursuant to and have terms set forth in the Amended and Restated Certificate of Incorporation of Tellurian;

WHEREAS, as a condition to Purchaser entering into the Tellurian Purchase Agreement, Purchaser requires that Magellan enter into this Agreement; and

WHEREAS, if the Merger Closing occurs, (i) the investment by Purchaser in Tellurian pursuant to the Tellurian Purchase Agreement will directly and indirectly benefit Magellan, and thus (ii) the execution, delivery and performance of this Agreement will be necessary and convenient to the conduct, promotion and attainment of the business of Magellan.

AGREEMENT:

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. Certain defined terms are set forth in Section 8.

2. Guaranty and Support. From and after the date of the Merger Closing, Magellan hereby unconditionally and irrevocably (a) guarantees the performance by Tellurian of Tellurian’s obligations to holders of Tellurian Common Stock under the Tellurian Purchase Agreement and (b) agrees to perform all obligations of Magellan that Tellurian is obligated to cause Magellan to perform thereunder; provided, however, that Magellan shall have no obligation under this Section 2 before the Merger Closing has occurred.

3. Termination. This Agreement shall automatically terminate if (a) the Magellan Merger Agreement has been terminated and (b) the Merger Closing has not occurred.

4. Representations, Warranties and Covenants of Magellan. As of the date of this Agreement, Magellan represents, warrants and, as applicable, covenants to Purchaser that:

(a) Magellan is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than Delaware could not reasonably be expected to materially and adversely affect Magellan. Magellan and its subsidiaries have the requisite corporate or entity power and authority to own and hold their properties and to carry on their business as now conducted and as proposed to be conducted, and Magellan has the requisite corporate power and authority to execute, deliver and perform this Agreement.

(b) Magellan’s execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby will not (i) result in a violation of Magellan’s Certificate of Incorporation (as amended, the “Charter”), Magellan’s Bylaws (as amended, the “Bylaws”) or any other organizational document of Magellan or any of its subsidiaries, (ii) result in a violation of any applicable Law, any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority, or any material order, injunction, judgment or decree of any Governmental Authority, (iii) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which Magellan, any of its subsidiaries or any of their respective properties or assets is bound, (iv) result in the creation or imposition of any material Lien upon Magellan, any of its subsidiaries or any of their material properties or assets or (v) require any consent, approval, notification, waiver or other similar action from any third party. No provision of this Agreement violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which Magellan or any of its subsidiaries is a party.

(c) All representations and warranties of Magellan set forth in the Magellan Merger Agreement are, subject to disclosures made in the disclosure schedules, true and correct in all material respects and there has been no material breach or default thereof (or with due notice or lapse of time or both, no occurrence that would constitute a material breach or default thereof).

(d) True, correct, and complete copies of the Charter, the Bylaws and the other organizational documents of Magellan have been provided to Purchaser. All such organizational documents have been duly adopted, duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of Magellan, enforceable against Magellan in accordance with their respective terms except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(e) Subject to the accuracy of Purchaser’s representations and warranties set forth in the Tellurian Purchase Agreement at all relevant times, no registration or filing with, or consent or approval of or other action by, any Governmental Authority or any third party is or will be necessary for Magellan’s valid execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than those (i) which have previously been obtained or made, (ii) required by the Securities and Exchange Commission in connection with Magellan’s obligations under the Registration Rights Agreement to be entered into in accordance with Section 22 hereof or (iii) required under the state securities or “Blue Sky” Laws, which will be obtained or made, and will be effective within the time periods required by law.

(f) All corporate action required to be taken by Magellan or any of its shareholders for execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been validly taken other than the vote of Magellan’s shareholders to approve the transactions contemplated by the Magellan Merger Agreement. This Agreement has been duly executed and delivered by Magellan and constitutes the legal, valid and binding obligation of Magellan, enforceable against Magellan in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(g) Magellan’s authorized capital stock consists of (i) 50,000,000 shares of preferred stock, par value $0.01 per share (“Magellan Preferred Stock”), of which 5,467,851 shares have been designated Series B convertible preferred stock, and (ii) 300,000,000 shares of common stock, par value $0.01 per share (“Magellan Common Stock”). On the date hereof, 5,879,610 shares of Magellan Common Stock and zero shares of Magellan Preferred Stock were issued and outstanding.

(h) All of the outstanding shares of Magellan Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable laws, rules and regulations, and are not subject to any preemptive rights. There are no preemptive rights to purchase any securities of Magellan or any of its subsidiaries. Except (i) for 90,350 shares of Magellan Common Stock issuable to the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC pursuant to the purchase and sale agreement, effective as of September 30, 2016, by and among Magellan and the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC and (ii) as set forth in Section 3.2 of the Magellan Merger Agreement and the corresponding disclosure schedule, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Magellan Common Stock, Magellan Preferred Stock or other securities of Magellan or any of its subsidiaries.

(i) Except as described in the Charter or imposed by applicable law, there are no restrictions upon the voting or transfer of, any equity interests of Magellan. Magellan will not grant (other than as disclosed in Section 4(h) of the Company Disclosure Schedule to the Tellurian Purchase Agreement) any registration rights to any Person that would provide such Person priority over Purchaser’s rights with respect to any “Piggyback Registration” (as such term or a similar term is defined in the Registration Rights Agreement to be entered into in accordance with Section 22 hereof).

(j) Neither Magellan nor any of its subsidiaries is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Magellan is not a “shell company” as such term is defined in Rule 405 promulgated under the Securities Act, and, following the consummation of the transactions contemplated by the Magellan Merger Agreement, the surviving company will not be subject to the provisions of Rule 144(i) promulgated under the Securities Act.

(k) Magellan and, to Magellan’s knowledge, Magellan’s directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(l) Neither Magellan nor any of its subsidiaries has, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable Anti-Corruption Laws (as defined below) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the Effective Date applicable to Magellan and its subsidiaries and their respective operations. Magellan has instituted and maintained policies and procedures designed to ensure compliance with such Laws.

(m) None of Magellan, any of its subsidiaries or, to Magellan’s knowledge, any of its affiliates, nor, to Magellan’s knowledge, any of their respective directors, officers, employees, agents or other representatives, or anyone acting on behalf of any of the foregoing, is aware of or has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any analogous anticorruption Laws applicable to Magellan, any of its subsidiaries or any of its affiliates, as applicable (collectively, “Anti-Corruption Laws”), including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of (i) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (ii) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist Magellan, any of its subsidiaries or any of its affiliates in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Laws.

(n) No proceeding by or before any Governmental Authority involving Magellan, any of its subsidiaries or any of its affiliates, or, to Magellan’s knowledge, any of their respective directors, officers, employees, or agents, or anyone acting on behalf of the foregoing, with respect to any applicable Anti-Corruption Laws is pending or, to Magellan’s knowledge, threatened. No civil or criminal penalties have been imposed on Magellan, any of its subsidiaries or any of its affiliates with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority with respect to violations of the Anti-Corruption Laws.

(o) The operations of Magellan and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Magellan or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to Magellan’s knowledge, threatened.

(p) To Magellan’s knowledge, there are no material impediments (other than approval by Tellurian’s shareholders and Magellan’s shareholders and resolving all outstanding comments from the SEC with respect to the Registration Statement on Form S-4 filed in connection with the Magellan Merger Agreement) to the consummation of the transactions contemplated by the Magellan Merger Agreement. In Magellan’s reasonable belief, the outstanding comments from the SEC with respect to the Registration Statement are not material in nature and neither those comments nor the other conditions precedent set forth in the Magellan Merger Agreement (other than the respective shareholder votes) are expected to materially impede or impact the transactions contemplated by the Magellan Merger Agreement.

(q) Magellan shall use its commercially reasonable efforts to expeditiously consummate the transactions contemplated by the Magellan Merger Agreement.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Magellan that all of Purchaser’s representations and warranties contained within Section 4 of the Tellurian Purchase Agreement are true and correct.

6. Indemnification.

(a) All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the consummation of the transactions contemplated hereby.

(b) Subject to the other terms and conditions of this Section 6, Magellan shall defend, indemnify and hold harmless Purchaser, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Magellan contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Magellan pursuant to this Agreement or any document to be delivered hereunder.

(c) Subject to the other terms and conditions of this Section 6, Purchaser shall defend, indemnify and hold harmless Magellan, its affiliates and their respective stockholders, directors,

officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any document to be delivered hereunder.

(d) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Any such notice shall state the nature and the basis of such claim to the extent then known. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim, action, suit, proceeding or governmental investigation by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim, action, suit, proceeding or governmental investigation with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, proceeding or governmental investigation, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such claim, action, suit, proceeding or governmental investigation, the Indemnified Party may, but shall not be obligated to, defend against such claim, action, suit, proceeding or governmental investigation in such manner as it may deem appropriate, including settling such claim, action, suit, proceeding or governmental investigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any claim, action, suit, proceeding or governmental investigation without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

7. Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or described herein or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

8. Certain Defined Terms. The following capitalized terms shall have the following definitions for purposes of this Agreement:

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

9. Waiver, Amendment. Neither this Agreement nor any provision hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing, signed by both parties (in the case of a modification) or, in all other cases, the party against whom any waiver, change, discharge or termination is sought.

10. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party.

11. Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12. Submission to Jurisdiction. With respect to any suit, action or proceeding arising out of or relating to this Agreement (“Proceedings”), each party hereto irrevocably submits to the jurisdiction of the federal or state courts located in Harris County, Texas, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to Magellan:	Magellan Petroleum Corporation 1775 Sherman Street, Suite 1950 Denver, Colorado 80203 Attn: Antoine Lafargue E-mail: alafargue@magellanpetroleum.com

If to Purchaser:	TOTAL Delaware, Inc. 1201 Louisiana Street, Suite 1800 Houston, Texas 77002 Attn: General Counsel Elizabeth.matthews@total.com with a copy (which shall not constitute notice) to:

TOTAL Delaware, Inc.

c/o Total SA – Gas, Power & Renewables

2 place Jean Miller

92078 Paris La Defense Cedex

Attn: Isabelle Salhorgne

E-mail: isabelle.salhorgne@total.com

and

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attn: Glen J. Hettinger

E-mail: glen.hettinger@nortonrosefulbright.com

17. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than Magellan and Purchaser, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement with respect to the rights granted by Magellan or any of its affiliates or Purchaser or any of its affiliates. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

20. No Recourse Against Others. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) Magellan and Purchaser and any other Person expressly party thereto. No Person other than the Persons expressly party thereto, including no member, partner, stockholder, affiliate or representative thereof, nor any member, partner, stockholder, affiliate or representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of Magellan and its subsidiaries hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

21. Transaction Expenses. Magellan and Purchaser will each pay for their own transaction expenses related to this Agreement.

22. Certain Magellan Agreements. If the transactions contemplated by the Magellan Merger Agreement have closed, then promptly after such closing, Magellan shall execute and deliver (and Purchaser will execute and deliver) (i) a customary Registration Rights Agreement that includes, among other provisions, the terms set forth in Exhibit B, and (ii) a customary Preemptive Rights Agreement with the terms set forth in Exhibit C.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Antoine Lafargue
Name:	Antoine Lafargue
Title:	Chief Executive Officer

TOTAL DELAWARE, INC.

By:	/s/ Christophe Gerondeau
Name:	Christophe Gerondeau
Title:	President

[Signature Page to Guaranty and Support Agreement]

EXHIBIT A

Common Stock Purchase Agreement

[see attached]

COMMON STOCK PURCHASE AGREEMENT

THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF SUCH SECURITIES DESCRIBED HEREIN.

This Common Stock Purchase Agreement (this “Agreement”) is dated as of December 19, 2016 (the “Effective Date”) and is between Tellurian Investments Inc., a Delaware corporation (the “Company”), and Total Delaware, Inc., a Delaware corporation (“Purchaser”).

1. Certain Defined Terms. Certain defined terms are set forth in Section 22.

2. The Transaction.

(a) Securities Purchase. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase, and the Company hereby agrees to issue and sell to Purchaser, 35,384,615 shares of Common Stock of the Company (the “Purchased Shares”) at the purchase price of $5.85 per share. Purchaser understands that the offering and sale of the Purchased Shares is being made by the Company without registration of the Purchased Shares under the Securities Act or any securities law of any state of the United States or of any other jurisdiction, and is being made by the Company in reliance on the representations and warranties made in this Agreement by Purchaser. It is understood that, upon the closing of the transactions contemplated by the Magellan Merger Agreement, each Purchased Share would be exchanged for 1.3 shares of Magellan Common Stock pursuant to the terms of the Magellan Merger Agreement.

(b) Closing.

(i) Payment. Payment for the Purchased Shares shall be made by Purchaser via wire transfer of immediately available funds to an account provided by the Company.

(ii) Closing. Subject to the terms and conditions hereof, the closing of the purchase of the Purchased Shares (the “Closing”) will take place at 10:00 a.m. Houston, Texas time on January 3, 2017 (the “Closing Date”) at the Houston, Texas offices of Akin, Gump, Strauss, Hauer & Feld LLP, or such other time and place as the parties hereto shall agree.

(iii) Purchaser Closing Deliverables. At the Closing, in addition to the payment for the Purchased Shares provided for in Section 2(b)(i) above, the Purchaser will deliver to the Company:

(A) a copy of the Magellan Guaranty duly executed by the Purchaser;

(B) a copy of the Voting Agreement duly executed by the Purchaser; and

(C) a pre-emptive rights agreement in customary form reflecting the terms set forth in Exhibit C, duly executed by the Purchaser.

(iv) Company Closing Deliverables. At the Closing, the Company will deliver (or cause to be delivered) to the Purchaser:

(A) evidence reasonably satisfactory to Purchaser that the Company has made appropriate book entry notation reflecting the issuance of, and good and marketable title to, the Purchased Shares or a certificate representing the Purchased Shares to Purchaser, including, in either case, an appropriate notation or legend referring to the fact that the Purchased Shares were sold in reliance upon an exemption from registration under the Securities Act;

(B) a copy of the Magellan Guaranty duly executed by Magellan Petroleum;

(C) a copy of the Voting Agreement duly executed by each of the Key Stockholders, Magellan Petroleum and the Company; and

(D) a pre-emptive rights agreement in customary form reflecting the terms set forth in Exhibit C, duly executed by the Company.

3. Representations, Warranties and Covenants of the Company. As of the date of this Agreement, the Company represents, warrants and, as applicable, covenants to Purchaser that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than Delaware could not reasonably be expected to materially and adversely affect the Company. The Company and its subsidiaries have the requisite corporate power and authority to own and hold their properties and to carry on their business as now conducted and as proposed to be conducted, to execute, deliver and perform the Transaction Documents to which they are a party, and to issue, sell and deliver the Purchased Shares.

(b) The Company’s execution and delivery of the Transaction Documents and performance of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby, the issuance, sale and delivery of the Purchased Shares, and the application of the proceeds thereof will not (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Charter”), the Company’s Bylaws (as amended, the “Bylaws”) or any other organizational document of the Company or any of its subsidiaries, (ii) result in a violation of any applicable Law, any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority, or any material order, injunction, judgment or decree of any Governmental Authority, (iii) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, (iv) result in the creation or imposition of any material Lien upon the Company, any of its subsidiaries or any of their material properties or assets or (v) require any consent, approval, notification, waiver or other similar action from any third party. No provision of the Transaction Documents violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any of its subsidiaries is a party.

(c) Section 3(c) of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s subsidiaries and each such subsidiary’s jurisdiction of incorporation or organization. Each subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than its jurisdiction of organization could not reasonably be expected to materially and adversely affect such subsidiary. The Company, directly or indirectly, owns 100% of the equity interests of each subsidiary of the Company, free and clear of all Liens.

(d) True, correct and complete copies of the Charter, the Bylaws and the other organizational documents of the Company and its subsidiaries are attached to Section 3(d)(i) of the Company Disclosure Schedule. All such organizational documents have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of the Company and its affiliates, enforceable against such Person in accordance with their respective terms except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity. Other than as set forth in Section 3(d)(ii) of the Company Disclosure Schedule, the Company has not, and to its knowledge no stockholder of the Company has, entered into a stockholders agreement, voting agreement or similar agreement or arrangement with respect to the stock of the Company or any securities or other instruments into which the stock of the Company will be converted or exchanged.

(e) Subject to the accuracy of Purchaser’s representations and warranties set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any Governmental Authority or any third party is or will be necessary for the Company’s valid execution, delivery and performance of the Transaction Documents, the consummation of the transactions contemplated hereby or thereby or the issuance, sale and delivery of the Purchased Shares, other than those (i) which have previously been obtained or made or (ii) required under the state securities or “Blue Sky” Laws, which will be obtained or made, and will be effective within the time periods required by law. Subject to the accuracy of Purchaser’s representations and warranties set forth in Section 4, the issuance, sale and delivery of the Purchased Shares to Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the Company’s knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

(f) All corporate action required to be taken by the Company or any of its shareholders for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(g) The Company has authorized capital stock totaling 205,467,851 shares, which consists of 5,467,851 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), all of which shares of Preferred Stock have been designated Series A Preferred Stock, and 200,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”). Immediately prior to the execution and delivery of this Agreement, 109,609,000 shares of Common Stock and 5,467,851 shares of Series A Preferred Stock were issued and outstanding.

(h) All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable laws, rules and regulations, and are not subject to any preemptive rights. There are no preemptive rights to purchase any securities of the Company or any of its subsidiaries. Except as set forth in Section 3(h) of the Company Disclosure Schedule, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock or other securities of the Company or any of its subsidiaries.

(i) The Purchased Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens, other than Liens that were created by Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act and applicable state securities laws. None of the issuance, sale or delivery of the Purchased Shares is subject to any preemptive or other purchase right of the Company’s stockholders or to any right of first refusal or other right in favor of any Person. The consummation of the transactions contemplated hereby will not result in any anti-dilution adjustment or other similar adjustment to any of the Company’s outstanding securities. Any Person with any right (other than Purchaser) to purchase securities of the Company, which right would be triggered as a result of the transactions contemplated by the Transaction Documents, has waived such rights. Except as set forth in Section 3(i) of the Company Disclosure Schedule, no Person has any preemptive or similar rights with regard to the Company’s securities.

(j) Except as described in the Charter, there are no restrictions upon the voting or transfer of, any equity interests of the Company. Except for such rights that have been waived, the offering and sale of the Purchased Shares as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any equity interests of the Company.

(k) Neither the Company nor any of its subsidiaries is, and immediately after the sale of the Purchased Shares hereunder and the application of the net proceeds from such sale none of the Company nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Other than the GE Registration Rights Agreement, the Company has not entered into any agreements or arrangements regarding the registration of the issuance or resale of the Company’s securities or the securities issuable in exchange therefore pursuant to the Magellan Merger Agreement.

(l) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company, any of its subsidiaries or Purchaser with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Company or any of its affiliates.

(m) The Company shall use the net proceeds from Purchaser’s purchase of the Purchased Shares for capital and administrative costs and expenses related to the establishment and development of a business whose principal activities are focused on developing LNG liquefaction facilities, engaging in oil and gas exploration, production, transportation and storage, and related activities as well as for general corporate purposes.

(n) To the Company’s knowledge, all representations and warranties set forth in the Magellan Merger Agreement are true and correct in all material respects and there has been no breach or default thereof (or with due notice or lapse of time or both, no occurrence that would constitute a breach or default thereof).

(o) Except as set forth in Section 3(o) of the Company Disclosure Schedule, there are no actions, suits, claims, investigations, orders, injunctions or proceedings pending or, to the Company’s knowledge, threatened or contemplated, to which the Company, any of its subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other nongovernmental regulatory authority.

(p) The Company and, to the Company’s knowledge, the Company’s directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(q) Neither the Company nor any of its subsidiaries has, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable Anti-Corruption Laws (as defined below) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the Effective Date applicable to the Company and its subsidiaries and their respective operations. The Company has instituted and maintained policies and procedures designed to ensure compliance with such Laws.

(r) None of the Company, any of its subsidiaries or any of its affiliates, nor any of their respective directors, officers, employees, agents or other representatives, or anyone acting on behalf of any of the foregoing, is aware of or has taken, any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any analogous anticorruption Laws applicable to the Company, any of its subsidiaries or any of its affiliates or the Purchaser as applicable

(collectively, “Anti-Corruption Laws”), including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of (i) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (ii) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist the Company, any of its subsidiaries or any of its affiliates in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Laws.

(s) No proceeding by or before any Governmental Authority involving the Company, any of its subsidiaries or any of its affiliates, or any of their respective directors, officers, employees, or agents, or anyone acting on behalf of the foregoing, with respect to any applicable Anti-Corruption Laws is pending or, to the Company’s knowledge, threatened. No civil or criminal penalties have been imposed on the Company, any of its subsidiaries or any of its affiliates with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority with respect to violations of the Anti-Corruption Laws.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable Law, including financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(u) To the Company’s knowledge, there are no material impediments (other than approval by the Company’s shareholders and Magellan Petroleum’s shareholders and resolving all outstanding comments from the SEC with respect to the Registration Statement) to the consummation of the transactions contemplated by the Magellan Merger Agreement. In the Company’s reasonable belief, the outstanding comments from the SEC with respect to the Registration Statement are not material in nature, and neither those comments nor the other conditions precedent set forth in the Magellan Merger Agreement (other than the respective shareholder votes) are expected to materially impede or impact the transactions contemplated by the Magellan Merger Agreement.

(v) Purchaser has reviewed the materials set forth on and described in Section 3(v) of the Company Disclosure Schedule (such materials, the “Evaluation Materials”). Purchaser has not been furnished any materials relating to the offering or sale of the Purchased Shares other than the Transaction Documents and the Evaluation Materials, and has relied only on the information contained in the Transaction Documents or contained in or referred to in the Evaluation Materials. To the Company’s knowledge, none of the Evaluation Materials contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The information provided by the Company for inclusion in the Registration Statement does not, and will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(w) The Company’s assets consist of 139 acres of real property purchased for $9,000,000 on March 24, 2016; cash; and cash equivalents. To the Company’s knowledge, the aggregate fair market value of all real property owned by the Company is below $78,200,000. To the Company’s knowledge, there are no other material assets held by the Company.

(x) The Company shall use its commercially reasonable efforts to expeditiously consummate the transactions contemplated by the Magellan Merger Agreement.

(y) Except as set forth in Section 3(y) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed to guarantee the performance or payment obligations (absolute or contingent) of any other Person (other than the Company or any subsidiary of the Company) under any material contract (including any instruments or agreements of material indebtedness).

(z) The Company agrees that, upon the terms and subject to the conditions of this Agreement, it shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and to satisfy the conditions hereof as promptly as practicable.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

(a) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(b) Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

(c) The Purchased Shares are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(d) Purchaser understands that (i) the Purchased Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Purchased Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Purchased Shares will bear the legend to such effect set forth in Section 7.

(e) Purchaser is aware that the Company has entered into a merger agreement (as amended, the “Magellan Merger Agreement”) with Magellan Petroleum Corporation (“Magellan Petroleum”) pursuant to which the Company and Magellan Petroleum have filed with the SEC a Registration Statement on Form S-4 (as amended, the “Registration Statement”), which Registration Statement was initially filed on October 3, 2016. Representatives of Purchaser began discussions regarding the potential for the investment represented by this Agreement with representatives of the Company before the Registration Statement was filed with the SEC; accordingly, Purchaser’s purchase of the Purchased Shares was not solicited by the Registration Statement but rather by a pre-existing relationship with the Company.

(f) This Agreement constitutes Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity. Purchaser has full power and authority to enter into the Transaction Documents.

(g) Purchaser it is not relying on any communication (written or oral) of or on behalf of the Company as investment advice or as a recommendation to purchase the Purchased Shares.

(h) The Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Purchased Shares. In deciding to purchase the Purchased Shares, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Purchased Shares is suitable and appropriate for the undersigned.

(i) The Purchaser agrees that, upon the terms and subject to the conditions of this Agreement, it shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and to satisfy the conditions hereof as promptly as practicable.

5. Closing Conditions.

(a) Closing Conditions of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such condition may be waived by the Purchaser at its sole option and election:

(i) The representations and warranties of the Company set forth in (x) Section 3(a), the first sentence of Section 3(d), and Section 3(g) shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (y) Section 3 (other than Section 3(a), the first sentence of Section 3(d), and Section 3(g)) shall be true and correct (without regard to any materiality, “Material Adverse Effect” and similar qualifiers therein) as of the Closing Date, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, result in a Material Adverse Effect; and

(ii) The Company will have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing, including without limitation the delivery of all items required to be delivered by the Company pursuant to Section 2(b)(iv).

(b) Closing Conditions of the Company. The obligations of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such condition may be waived by the Company at its sole option and election:

(i) The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects when made and at and as of the Closing with the same effect as though made at and as of such time (except for representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct as of such date); and

(ii) The Purchaser will have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing, including without limitation the delivery of all items required to be delivered by the Purchaser pursuant to Section 2(b)(iii).

6. Termination.

(a) The parties may terminate this Agreement as follows:

(i) This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Purchaser and the Company.

(ii) The Purchaser may terminate this Agreement by delivering written notice to the Company at any time prior to the Closing in the event (i) the Company is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue in any material respect, (ii) the Purchaser has notified the Company of the breach or untruth in writing, (iii) such breach or untruth would (if it occurred or was continuing as of the Closing Date) result in the failure of any conditions set forth in Sections 5(a)(i) or 5(a)(ii), and (iv) such breach or untruth is incapable of being cured, or is not cured, by the Company on or prior to January 31, 2017 (the “Outside Date”).

(iii) The Company may terminate this Agreement by delivering written notice to the Purchaser at any time prior to the Closing in the event (i) the Purchaser is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue in any material respect, (ii) the Company has notified the Purchaser of the breach or untruth in writing, (iii) such breach or untruth would (if it occurred or was continuing as of the Closing Date) result in the failure of any conditions set forth in Sections 5(b)(i) or 5(b)(ii), and (iv) such breach or untruth is incapable of being cured, or is not cured, by the Purchaser on or prior to the Outside Date.

(iv) Either the Company or the Purchaser may terminate this Agreement prior to Closing if the Closing has not occurred by the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 6(a)(iv) shall not be available to the Company if the Company fails to perform or observe in any material respect or to the Purchaser if the Purchaser fails to perform or observe in any material respect any of their respective obligations under this Agreement in any manner that shall have caused, or otherwise resulted in, the failure of the Closing to occur on or before such date. Such termination by a party shall be made by delivering written notice of its determination to so terminate to the other party.

(b) If this Agreement is terminated pursuant to Section 6, all rights and obligations of the parties hereunder will terminate without any liability of any party; provided, however, that nothing herein will relieve any party to this Agreement from liability for fraud or any intentional, willful or bad faith breach occurring prior to termination.

(c) The parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party and any such breach would cause the non-breaching parties irreparable harm. Accordingly, the parties hereto agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

7. Legend. Until such time as the Purchased Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, any certificate(s) representing the Purchased Shares sold pursuant to this Agreement will be imprinted (and any Purchased Shares issued in book entry form will have a notation in the Company’s stock transfer records) with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In connection with a sale of Purchased Shares in reliance on Rule 144 promulgated under the Securities Act, Purchaser or its broker shall deliver to the Company a broker representation letter providing to the Company any information the Company deems necessary to determine that such sale is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that Purchaser is not an affiliate of the Company (as defined in Rule 144 promulgated under the

Securities Act) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Company shall promptly remove the restrictive legend, and the Company shall bear all costs associated with the removal of such legend. At such time as the Purchased Shares have been sold pursuant to an effective registration statement under the Securities Act or have been held by Purchaser for more than one year where Purchaser is not, and has not been in the preceding three months, an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act), if the restrictive legend is still in place, the Company agrees, upon request of Purchaser, to take all steps necessary to promptly effect the removal of such legend, and the Company shall bear all costs associated with such removal of such legend. The Company shall cooperate with Purchaser to effect the removal of such legend at any time such legend is no longer appropriate.

8. Indemnification.

(a) All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the consummation of the transactions contemplated hereby.

(b) Subject to the other terms and conditions of this Section 8, the Company shall defend, indemnify and hold harmless Purchaser, its affiliates and their respective stockholders, directors, officers and employees (collectively, the “Purchaser Indemnified Parties”) from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (collectively, “Losses”), arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of the Company contained in the Transaction Documents or any document to be delivered hereunder; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to the Transaction Documents or any document to be delivered hereunder; and (iii) the Bonini Matter; provided, however, that, for purposes of this clause (iii), the amount of Losses for which Company shall defend, indemnify and hold harmless the Purchaser Indemnified Parties shall in no event be less than Purchaser’s percentage ownership interest in the Company (or, after the consummation of the merger contemplated by the Magellan Merger Agreement, Magellan Petroleum) on a fully-diluted basis at the time such Loss constituting an obligation to pay pursuant to an arbitral award, judgment of any court or tribunal or settlement arises multiplied by the aggregate amount of Losses arising from or relating to the Bonini Matter.

(c) Subject to the other terms and conditions of this Section 8, Purchaser shall defend, indemnify and hold harmless the Company, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in the Transaction Documents or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to the Transaction Documents or any document to be delivered hereunder.

(d) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Any such notice shall state the nature and the basis of such claim to the extent then known. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim, action, suit, proceeding or governmental investigation by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim, action, suit, proceeding or governmental investigation with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, proceeding or governmental investigation, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such claim, action, suit, proceeding or governmental investigation, the Indemnified Party may, but shall not be obligated to, defend against such claim, action, suit, proceeding or governmental investigation in such manner as it may deem appropriate, including settling such claim, action, suit, proceeding or governmental investigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any claim, action, suit, proceeding or governmental investigation without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

9. Waiver, Amendment. Neither this Agreement nor any provision hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing, signed by both parties (in the case of a modification) or, in all other cases, the party against whom any waiver, change, discharge or termination is sought.

10. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party.

11. Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Purchased Shares by the undersigned (“Proceedings”), each party hereto irrevocably submits to the jurisdiction of the federal or state courts located in Harris County, Texas, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Tellurian Investments Inc. 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Attn: General Counsel E-mail: daniel.belhumeur@tellurianinvestments.com

If to Purchaser:	TOTAL Delaware, Inc. 1201 Louisiana Street Suite 1800 Houston, Texas 77002 Attn: General Counsel Email: Elizabeth.matthews@total.com With a copy to: Isabelle.salhorgne@total.com

with a copy (which shall not constitute or be sufficient for notice) to:	Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Attn: Glen J. Hettinger E-mail: glen.hettinger@nortonrosefulbright.com

17. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company and Purchaser, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Entire Agreement. The Transaction Documents and the Magellan Guaranty are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in the Transaction Documents and the Magellan Guaranty, with respect to the rights granted by the Company or any of its affiliates or Purchaser or any of its affiliates. The Transaction Documents and the Magellan Guaranty supersede all prior written, and prior or contemporaneous oral, agreements and understandings among the parties with respect to such subject matter.

20. No Recourse Against Others. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to the Transaction Documents, or the negotiation, execution or performance of the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Company and Purchaser and any other Person expressly party hereto or thereto. No Person other than the Persons expressly party hereto or thereto, including no member, partner, stockholder, affiliate or representative thereof, nor any member, partner, stockholder, affiliate or representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the Transaction Documents or based on, in respect of or by reason of the Transaction Documents or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and its subsidiaries hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

21. Joint Acknowledgment. Upon consideration and analysis of the relevant facts and requirements, the Company and Purchaser in good faith do not believe that a pre-Closing voluntary filing with the Committee on Foreign Investment in the United

States (“CFIUS”) is necessary. In the event that CFIUS requests the filing of a “notice” as defined in Section 800.402 of the CFIUS regulations, each of the Company and Purchaser shall cooperate in the providing of necessary information, preparation of such notice, and otherwise in seeking to obtain CFIUS approval.

22. Certain Defined Terms. The following capitalized terms shall have the following definitions for purposes of this Agreement:

“Bonini Matter” means the matters described in No. 1 of Section 3(o) of the Company Disclosure Schedule.

“Company Disclosure Schedule” means that certain disclosure letter from the Company to Purchaser dated the same date as this Agreement delivered concurrently with the execution and delivery of this Agreement.

“Dollar” or “$” means United States dollars.

“GE Registration Rights Agreement” means the obligations set forth in Exhibit A of the GE Stock Purchase Agreement.

“GE Stock Purchase Agreement” means that certain Preferred Stock Purchase Agreement dated as of November 23, 2016 by and between the Company and GE Oil & Gas, Inc.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Key Stockholders” means each of Charif Souki, the Souki 2016 Family Trust, and Martin Houston.

“Knowledge” means, with respect to the Company, the actual knowledge of the Company’s designated personnel as set forth on Section 22 of the Company Disclosure Schedule, after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Magellan Common Stock” means the common stock, par value $0.01 per share, of Magellan Petroleum.

“Magellan Guaranty” means a Guaranty and Support Agreement between Magellan Petroleum and Purchaser in the form attached hereto as Exhibit D.

“Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on or result in a material adverse change in (i) the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (a) changes, effects, events or occurrences affecting the petroleum products (including crude oil, natural gas, NGL and other hydrocarbon products) gathering, processing, treating, transportation, storage, distribution and marketing, and natural gas liquefaction industries generally (including any change in the prices of crude oil, natural gas, NGL, LNG or other hydrocarbon products, industry margins or any regulatory changes or changes in applicable Law), (b) changes, effects, events or occurrences affecting the United States or global economic conditions or financial, credit, debt, securities or other capital markets in general, (c) any outbreak of, acts of or escalation of hostilities, terrorism, war or other similar national emergency, (d) the announcement or pendency of this Agreement or the transactions contemplated hereby, (e) changes in any Laws applicable to the Company or any of its subsidiaries or in accounting regulations or principles or the interpretation thereof that materially affects this Agreement or the transactions contemplated hereby, (f) the Company or its subsidiaries taking any action required or contemplated by this Agreement, (g) changes, effects, events or occurrences affecting the timing or consummation of the transactions contemplated by the Magellan Merger Agreement; provided that any change, effect, event or occurrence referred to in clauses (a), (b), (c) and (e) shall be taken into account for purposes of determining whether a Material Adverse Effect has occurred to the extent, and only to the extent, that such change, effect, event or occurrence has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect on similarly situated parties, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Documents” means this Agreement, the Voting Agreement and any other agreements entered into in connection herewith.

“Voting Agreement” means a voting agreement in the form attached hereto as Exhibit B.

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto (as well as the Company Disclosure Schedule) are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

23. Transaction Expenses. The Company and Purchaser will each pay for their own transaction expenses related to the Transaction Documents and the issuance of the Purchased Shares.

24. Certain Transactions. If at any time Charif Souki, Martin Houston or Meg Gentle sells, transfers or otherwise disposes of any Common Stock, Magellan Common Stock or any other equity security of Magellan Petroleum or the Company, then the Company will notify Purchaser of such transaction within four days of the Company’s knowledge of such sale, transfer or other disposition. The Company’s obligations in the immediately preceding sentence shall terminate in the event Purchaser’s fully diluted equity ownership percentage in the Company or, following the closing of the merger contemplated by the Magellan Merger Agreement, in Magellan Petroleum is less than 10%.

25. Certain Magellan Agreements. If the transactions contemplated by the Magellan Merger Agreement have closed, then promptly after such closing, the Company shall cause Magellan Petroleum to execute and deliver (and Purchaser will execute and deliver) a customary Registration Rights Agreement that includes, among other provisions, the terms set forth in Exhibit A.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto on the date first written above.

COMPANY:

TELLURIAN INVESTMENTS INC.

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	President and Chief Executive Officer

PURCHASER:

TOTAL DELAWARE, INC.

By:	/s/ Christophe Gerondeau
Name:	Christophe Gerondeau
Title:	President

EXHIBIT A

Registration Rights Agreement

As soon as practicable following receipt of a request from Purchaser, Magellan Petroleum shall use its reasonable best efforts to (i) file a registration statement registering the sales of shares of Magellan Common Stock to be issued to Purchaser upon exchange of the Purchased Shares pursuant to the Magellan Merger Agreement, (ii) have the registration statement declared effective within 180 days after filing with the SEC and (iii) maintain the effectiveness of the registration statement until such time as Purchaser’s shares of Magellan Common Stock (and all Persons with whom sales by Purchaser are required to be aggregated under Rule 144) can be sold without limitation. Purchaser shall also have customary piggyback rights, other than in connection with an underwriting that is solely a new equity issuance by Magellan Petroleum. Magellan Petroleum shall have customary “black out” rights with respect to any registration statement filed pursuant to Purchaser’s registration rights, provided, however, that such “black out” rights shall not be exercisable for more than 90 days in any 12-month period. In addition, Purchaser shall agree to maintain the confidentiality of non-public information regarding Magellan Petroleum of which it becomes aware as a result of its right to designate a member of the Magellan Board, and not to trade in Magellan Petroleum securities while in possession of material non-public information regarding Magellan Petroleum.

EXHIBIT B

Form of Key Stockholder Voting Agreement

[See Exhibit 10.2]

EXHIBIT C

Pre-emptive Rights Agreement Terms and Conditions

The Company will undertake commercially reasonable efforts to provide Purchaser with advance notice of any proposed offering of Company equity securities (including any securities or rights convertible into Company equity securities, collectively, “Securities”), other than an Excepted Offering.

Prior to or in connection with the consummation of any offering of Securities, other than an Excepted Offering (any such offering, an “Offering”), Tellurian will promptly notify Purchaser of the terms of such Offering (the “Offering Notice”), and Purchaser shall have a right to purchase Securities of the kind offered in such Offering on the following terms:

(a)	Purchaser shall be entitled to purchase such Securities up to such aggregate amount as would permit Purchaser to maintain the same pro rata equity ownership percentage in the Company it had immediately prior to the consummation of such Offering (based, in each case, upon Purchaser’s fully diluted equity ownership percentage in the Company immediately prior to the consummation of such Offering). Purchaser acknowledges that any such Securities will be issued by the Company in a private placement with an appropriate restrictive legend.

(b)	Purchaser shall be entitled to purchase such Securities at the same price that was paid by the purchasers of Securities in such Offering.

(c)	Purchaser shall have seven calendar days from the date of the Offering Notice to elect to purchase, and to fully fund the purchase, of any such Securities. If Purchaser does not elect to purchase any Securities and/or does not provide immediately available funds for the purchase of such Securities to Tellurian within seven calendar days of the date of the Offering Notice, Purchaser’s rights to purchase such Securities shall terminate.

The term “Excepted Offering” shall mean any offering of Securities (a) in connection with any merger, acquisition, joint venture or other similar transaction; (b) pursuant to any equity incentive plan or any director or employee benefit plan; or (c) pursuant to the terms of the Preferred Stock issued pursuant to the terms of the GE Stock Purchase Agreement.

Notwithstanding the foregoing, Purchaser’s rights and Tellurian’s obligations described in this Exhibit C, shall terminate in the event Purchaser’s fully diluted equity ownership percentage in the Company is less than 10%.

EXHIBIT D

Form of Magellan Guaranty Agreement

[See Exhibit 10.1]

EXHIBIT B

Registration Rights Agreement Terms

As soon as practicable following receipt of a request from Purchaser, Magellan shall use its reasonable best efforts to (i) file a registration statement registering the sales of shares of Magellan Common Stock issued to Purchaser pursuant to the Magellan Merger Agreement, (ii) have the registration statement declared effective within 180 days after filing with the SEC and (iii) maintain the effectiveness of the registration statement until such time as Purchaser’s shares of Magellan Common Stock (and all Persons with whom sales by Purchaser are required to be aggregated under Rule 144) can be sold without limitation. Purchaser shall also have customary piggyback rights, other than in connection with an underwriting that is solely a new equity issuance by Magellan. Magellan shall have customary “black out” rights with respect to any registration statement filed pursuant to Purchaser’s registration rights, provided, however, that such “black out” rights shall not be exercisable for more than 90 days in any 12-month period. In addition, Purchaser shall agree to maintain the confidentiality of non-public information regarding Magellan of which it becomes aware as a result of its right to designate a member of Magellan’s board of directors, and not to trade in Magellan securities while in possession of material non-public information regarding Magellan.

EXHIBIT C

Preemptive Rights Agreement Terms

Magellan will undertake commercially reasonable efforts to provide Purchaser with advance written notice of any proposed offering of Magellan equity securities (including any securities or rights convertible into Magellan equity securities, collectively, “Securities”), other than an Excepted Offering.

Prior to or in connection with the consummation of any offering of Securities, other than an Excepted Offering or an ATM Offering (any such offering, an “Offering”), Magellan will promptly notify Purchaser of the terms of such Offering (the “Offering Notice”), and Purchaser shall have a right to purchase Securities of the kind offered in such Offering on the following terms:

(a)	Purchaser shall be entitled to purchase such Securities up to such aggregate amount as would permit Purchaser to maintain the same pro rata equity ownership percentage in Magellan it had immediately prior to the consummation of such Offering (based, in each case, upon Purchaser’s fully diluted equity ownership percentage in Magellan immediately prior to the consummation of such Offering). Purchaser acknowledges that any such Securities will be issued by Magellan in a private placement with an appropriate restrictive legend.

(b)	In the event the Offering is conducted as a registered public offering, Purchaser shall be entitled to purchase such Securities at the public offering price for such Offering.[1] In the event the Offering is conducted as a private placement, Purchaser shall be entitled to purchase such Securities at the same price that was paid by the purchasers of Securities in such Offering.

(c)	Purchaser shall have seven calendar days from the date of the Offering Notice to elect to purchase, and to fully fund the purchase, of any such Securities. If Purchaser does not elect to purchase any Securities and/or does not provide immediately available funds for the purchase of such Securities to Magellan within seven business days of the date of the Offering Notice, Purchaser’s rights to purchase such Securities shall terminate.

Notwithstanding the foregoing, if Magellan conducts an ATM Offering, Magellan will not be required to provide Purchaser with advance notice of any such offering, however, Magellan Petroleum will be required to offer (an “ATM Offer”) Purchaser the opportunity to purchase Securities on a quarterly basis up to such aggregate amount as would enable Purchaser to maintain the same pro rata equity ownership percentage in Magellan it had immediately prior to the later of (i) the commencement of such ATM Offering, and (ii) the completion or expiration of the last ATM Offer made by Magellan to Purchaser in connection with such ATM Offering, on the following terms:

(a)	Purchaser shall be entitled to purchase such Securities at price equal to the volume weighted average price at which Securities were sold pursuant to such ATM Offering over the immediately preceding three month period.

(b)	Purchaser shall have seven calendar days from the date of the offer pursuant to this Section to elect to purchase, and to fully fund the purchase, of any such Securities. If Purchaser does not elect to purchase any Securities and/or does not provide immediately available funds for the purchase of such Securities to Magellan within seven calendar days of the date the offer pursuant to this Section , Purchaser’s rights to purchase such Securities shall terminate.

[1]	In the case of an underwritten registered offering in which there is a separate closing for this issuance of Securities pursuant to the underwriters’ over-allotment option, Magellan would provide a separate Offering Notice to Purchaser with respect to such issuance.

The term “Excepted Offering” shall mean any offering of Securities (a) in connection with any merger, acquisition, joint venture or other similar transaction; (b) pursuant to any equity incentive plan or any director or employee benefit plan; (c) to be issued to members of the Magellan Board pursuant to the terms of the Magellan Merger Agreement; (d) to be issued to Petrie Partners Securities, LLC (“Petrie”) pursuant to the terms of the engagement letter, dated as of June 29, 2015, by and between Magellan and Petrie Partners, LLC, an affiliate of Petrie, which engagement letter was amended in certain respects as of March 14, 2016, and assigned to Petrie; (e) to be issued pursuant to the purchase and sale agreement, effective as of September 30, 2016, by and among Magellan and the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC; or (f) pursuant to the terms of the Tellurian Preferred Stock issued pursuant to the terms of the GE Stock Purchase Agreement.

The term “ATM Offering” shall mean an at-the-market offering of Securities or other similar offering of Securities.

Notwithstanding the foregoing, Magellan shall not be obligated to take any actions hereunder that, based upon the advice of counsel, would violate or otherwise conflict with any applicable law, regulation or any securities exchange requirement. Magellan shall use commercially reasonable efforts to address any legal obstacle to taking any actions contemplated hereunder as soon as reasonably practicable. In the event the approval of Magellan’s stockholders is required to effect or otherwise consummate the terms as contemplated hereunder, Magellan agrees to take all commercially reasonable actions within its control (including calling Board and stockholder meetings) to obtain any such stockholder approval.

Notwithstanding the foregoing, Purchaser’s rights and Magellan’s obligations under this Section     , shall terminate in the event Purchaser’s fully diluted equity ownership percentage in Magellan is less than 10%.